UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2019

LOGICBIO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38707	47-1514975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 Erie St. Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (617) 245-0399

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LOGC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

On July 2, 2019, LogicBio Therapeutics, Inc. (the “Company”) and its subsidiary LogicBio Australia Pty Limited (the “Australian Subsidiary” and, together with the Company, the “Borrowers”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Oxford Finance LLC, a Delaware limited liability company (“Oxford”), as collateral agent (the “Collateral Agent”) and Horizon Technology Finance Corporation, a Delaware corporation (“Horizon”) (Oxford and Horizon each a “Lender” and collectively, the “Lenders”). The Lenders made an initial term A loan to the Borrowers on July 2, 2019 in an aggregate principal amount of $10.0 million (the “Term A Loan”).

Under the Loan Agreement, the Lenders will make an additional term B loan in an aggregate principal amount up to $10.0 million (the “Term B Loan,” and together with the Term A Loan, the “Term Loan”) during the Second Draw Period (as defined below). The Second Draw Period is the period commencing on the date of the occurrence of the Milestone Event (as defined in the Loan Agreement) and ending on the earliest of (i) the date that is thirty days immediately following the date of the occurrence of the Milestone Event, (ii) September 30, 2020 and (iii) the occurrence of an event of default (the “Second Draw Period”); provided, however, that the Second Draw Period shall not commence if on the date of the occurrence of the Milestone Event an event of default has occurred and is continuing.

The Term Loan bears interest at a floating per annum rate equal to the greater of (i) 8.75% and (ii) the sum of (1) thirty day U.S. LIBOR rate reported in The Wall Street Journal on the last Business Day of the month that immediately precedes the month in which the interest will accrue, plus (2) 6.25%.

The Company is permitted to prepay the Term Loan in full at any time upon 30-days’ written notice to the Collateral Agent, subject to the applicable Prepayment Fee (as defined below). Upon the earliest to occur of the maturity date, acceleration of the Term Loan or prepayment of the Term Loan, the Company is required to make a final payment equal to 4.5% of the aggregate principal amount of the Term Loan (the “Final Fee”). Any prepayment of the Term Loan in full, whether mandatory or voluntary, must include an amount equal to the sum of (i) all outstanding principal of the Term Loan plus accrued and unpaid interest thereon through the prepayment date, (ii) the Final Fee, (iii) the Lenders’ expenses and all other obligations that are due and payable to the Lenders, plus (iv) a prepayment fee of (1) 3% of the principal amount of the Term Loans prepaid if payment is made on or before July 2, 2020, (2) 2% of the principal amount of the Term Loans prepaid if payment is made after July 2, 2020, but on or before July 2, 2021; and (3) 1% of the principal amount of the Term Loans prepaid if payment is made after July 2, 2021 and before June 1, 2024 (the “Prepayment Fee”).

The Company is required to make monthly interest-only payments on the first calendar day of each month beginning on August 1, 2019. Beginning on July 1, 2021, the Company is require to make consecutive equal monthly payments of principal, together with applicable interest, in arrears, based upon a repayment schedule equal to 36 months, with a final maturity date of June 1, 2024.

The Borrowers’ obligations under the Loan Agreement will be secured by a security interest in all of the assets of the Borrowers, other than the Borrowers’ intellectual property which is subject to a negative pledge. The Loan Agreement contains representations and warranties, affirmative and negative covenants applicable to the Company and its subsidiaries and events of default, in each case subject to grace periods, thresholds and materiality qualifiers, as more fully described in the Loan Agreement. The affirmative covenants include, among others, covenants requiring the Company and its subsidiaries to maintain their legal existence and material governmental approvals, deliver certain financial reports, maintain insurance coverage and maintain certain cash balances in controlled accounts. The negative covenants include, among others, restrictions on dispositions, changes in business, management, ownership or business locations, mergers or acquisitions, indebtedness, encumbrances, maintenance of collateral accounts, distributions, investments, transactions with affiliates and subordinated debt. The events of default include, among other things, the nonpayment of principal or interest, violations of covenants, material adverse changes, attachment, levy, restraint on business, cross-defaults on material indebtedness, bankruptcy, material judgments, misrepresentations, subordinated debt, governmental approvals, lien priority and delisting. If an event of default occurs, the Lenders are entitled to take various actions, including the acceleration of amounts due under the Loan Agreement, termination of the commitments under the Loan Agreement and certain other actions available to secured creditors.

On July 2, 2019, in connection with the Loan Agreement, the Company granted warrants to the Lenders to purchase fully paid and non-assessable shares of common stock (the “Warrants”), which are exercisable for an aggregate of 31,372 shares of the Company’s common stock with a per share exercise price of $12.75. The Warrants may be exercised on a cashless basis. The Warrants are exercisable for a term beginning on the date of issuance and ending on the earlier to occur of ten years from the date of issuance or the consummation of certain acquisitions of the Company as set forth in the Warrants. The number of shares for which the Warrants are exercisable and the associated exercise price are subject to certain proportional adjustments as set forth in the Warrants.

The foregoing is only a summary of the material terms of the Loan Agreement and Warrants and does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement (a copy of which is filed as Exhibit 10.1 attached hereto) and the Warrants (a form of which is filed as exhibit 4.1 hereto).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above and referenced under Item 1.01 that relates to the Loan Agreement is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth above and referenced under this Item 1.01 that relates to the issuance of the Warrants is hereby incorporated by reference into this Item 3.02.

Neither the Company nor the Lenders engaged any investment advisors with respect to the issuance of the Warrants, and no finders’ fees were paid to any party in connection therewith. The issuance of the Warrants was made in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, on the basis that the issuance was to a limited number of persons who are “accredited investors” as the term is defined in Rule 501 of Regulation D promulgated by the SEC, without the use of any general solicitation or advertising to market or otherwise offer the securities for sale.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Warrant to Purchase Common Stock of LogicBio Therapeutics, Inc., dated as of July 2, 2019.

10.1	Loan and Security Agreement dated as of July 2, 2019, among Oxford Finance LLC, the Lenders listed on Schedule 1.1 thereto and Horizon Technology Finance Corporation and LogicBio Therapeutics, Inc. and LogicBio Australia Pty Limited.

99.1	Press Release issued by the Registrant on July 2, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGICBIO THERAPEUTICS, INC.

By:	/s/ Matthias Jaffé
Matthias Jaffé
Chief Financial Officer

Date: July 2, 2019